EXHIBIT 99.1

PAB Bankshares, Inc. Announces First Quarter 2009 Financial Results

VALDOSTA, Ga., April 28, 2009 (GLOBE NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the parent company for The Park Avenue Bank, announced its consolidated financial results for the three months ended March 31, 2009. The Company reported a net loss of $295,000, or ($0.03) per diluted share, for the first quarter of 2009, compared to net earnings of $1.3 million, or $0.14 per diluted share, for the first quarter of 2008 and a net loss of $5.8 million, or ($0.60) per diluted share, for the fourth quarter of 2008. "Although there was a significant improvement in our results compared to the previous quarter, our earnings continue to be hampered by expenses related to the level of nonperforming assets on our balance sheet. In addition, our net interest margin remains compressed due to the low interest rate environment, the level of nonperforming assets and the amount of excess liquidity on our balance sheet not invested at market rates in our loan or bond portfolios," stated Company President and Interim CEO Jay Torbert. "We expect these anchors on our earnings to continue for at least two more quarters, but beyond that, we hope to be able to return to profitability," added Torbert.

The loss for the first quarter of 2009 reflects a $1.75 million provision for loan losses, a $982,000 decrease in net interest income due to interest lost on nonperforming loans, $841,000 in legal, collections, taxes, insurance and other carrying charges related to its nonperforming assets (a 777% increase compared to the same period in 2008), $216,000 in deposit insurance premiums (a 669% increase compared to the same period in 2008), a $782,000 gain on hedging activities, and a $730,000 one-time severance accrual related to the retirement of our former CEO included in noninterest expense.

Excluding the one-time severance charge of $730,000, the carrying charges on nonperforming assets and the deposit insurance premiums noted above for all respective periods, the Company's noninterest expense decreased $1.4 million (17.7%) and $803,000 (11.2%) compared to the first and fourth quarters of 2008, respectively. "We continue to focus on expense controls and loan and deposit pricing initiatives to help offset our margin compression and the increase in our deposit insurance costs," noted Torbert. "Last week, we made the difficult decision to implement additional staffing reductions whereby we eliminated 18 positions. These staffing reductions are expected to amount to approximately $1.2 million in expense savings on an annualized basis," stated Torbert.

For the first quarter of 2009, the Company's net interest margin was 2.34%, a six basis point decrease compared to 2.40% in the fourth quarter of 2008 and a 107 basis point decrease compared to 3.41% in the first quarter of 2008. The reduction of interest income due to the nonperforming assets negatively impacted the net interest margin by 32 basis points during the first quarter of 2009, compared to a 36 basis point impact in the fourth quarter of 2008 and a 28 basis point impact in the first quarter of 2008. In addition, because of economic conditions and the illiquidity in its loan portfolio, the Company is carrying approximately $80 million in excess liquidity at a negative net spread that adversely impacted the net interest margin by 16 basis points during the first quarter of 2009. The Company's average yield on earning assets (excluding nonperforming loans) for the first quarter of 2009 was 5.48%, a 22 basis point decline compared to the fourth quarter of 2008 and a 153 basis point decline compared to the same period last year. The Company's average rate paid for interest-bearing deposits and other borrowings was 3.14% for the quarter, a 25 basis point decline compared to the fourth quarter of 2008 and a 77 basis point decrease compared to the first quarter of 2008.

At March 31, 2009, the Company reported total assets of $1.35 billion, which was approximately the same as the $1.35 billion in total assets reported at December 31, 2008. During the quarter, total loans outstanding decreased $16.4 million, or 1.7%, to $940.3 million, and total deposits decreased $18.4 million, or 1.6%, to $1.11 billion. The decrease in deposits was the result of a $46.4 million decrease in brokered deposits, which was offset by an increase in the Company's in-market, retail deposits of $28.0 million during the first quarter of 2009, a 12.4% annualized growth rate from the fourth quarter of 2008. The Bank continues to maintain its "Well Capitalized" status based on the strictest of regulatory definitions for capital adequacy. At March 31, 2009, the Bank's Total Risk-Based Capital Ratio was 10.5%, a slight increase compared to 10.3% at year end. Additional information regarding the Company's financial results is provided in the tables accompanying this press release.

Asset Quality A summary of pertinent asset quality ratios for the Company as of March 31, 2009 is as follows.

 * Total nonperforming assets equaled $94.5 million, or 7.01% of total assets, a $13.8 million increase during the quarter.  Nonperforming assets consisted of $62.7 million in nonaccrual loans,
   $31.5 million in foreclosed real estate and other repossessed assets, $311,000 in loans classified as troubled-debt
   restructurings and $19,000 in loans past due 90 days or more and still accruing interest.
 * For the first quarter of 2009, the Company charged off $838,000 in loans and recovered $117,000 in loans previously charged-off for an annualized net charge-off ratio of 0.31% of average loans.
 * The allowance for loan losses represented approximately 2.17% of total loans and 32.39% of total nonperforming loans.
 * Loan loss provision expense was $1.75 million in the first quarter of 2009, compared to $8.50 million for the fourth quarter of 2008 and $1.20 million for the first quarter of 2008.
 * The nonperforming loans consisted of:

 ---------------------------------------------------------------------
                    Net Carrying     Collateral       Average Carrying
    Category           Value *       Description        Value/ Unit
 ---------------------------------------------------------------------
                                      9 parcels         $14,200 per
                                    of undeveloped    residential acre
  Construction                      land totaling       $180,300 per
  and Development  $10.5 million      468 acres       commercial acre
 ---------------------------------------------------------------------
  Construction                     467 residential
  and Development  $13.3 million         lots         $28,600 per lot
 ---------------------------------------------------------------------
  1-4 Family                                             $109,000
  Residential       $8.0 million      73 houses          per house
 ---------------------------------------------------------------------
  Commercial                        10 commercial       $1.1 million
  Real Estate      $11.1 million    properties          per property
 ---------------------------------------------------------------------
                                     1 parcel of
                                      farm land
                                     totaling 223
  Agriculture       $1.4 million        acres          $6,500 per acre
 ---------------------------------------------------------------------
  Commercial                       Non-real estate       $378,000
  and Industrial    $3.0 million     collateral          per loan
 ---------------------------------------------------------------------
  Multi-Family                      9 condominium        $950,000
  Residential       $8.6 million       units             per unit
 ---------------------------------------------------------------------
                                   Non-real estate
  Consumer            $85,000        collateral       $5,000 per loan
 ---------------------------------------------------------------------

  * The term "net carrying value" represents the book value of the loan less any allocated allowance for loan losses.

 * Foreclosed properties included:

  ---------------------------------------------------------------------
                                                          Average
     Category       Book Value       Description        Value/ Unit
 ---------------------------------------------------------------------
                                    7 parcels of
                                     undeveloped
 Construction                       land totaling        $8,900 per
 and Development    $5.8 million     657 acres        residential acre
 ---------------------------------------------------------------------
 Construction                      324 residential
 and Development    $8.0 million         lots          $24,600 per lot
 ---------------------------------------------------------------------
 1-4 Family                                               $184,000
 Residential       $11.8 million     64 houses            per house
 ---------------------------------------------------------------------
 Commercial                         22 commercial         $267,000
 Real Estate        $5.9 million     properties         per property
 ---------------------------------------------------------------------

 * The Company had loans to four real estate developers for various residential construction and development projects in Georgia and
   Florida which represent $32.4 million, or 34%, of total
   nonperforming assets, of which $23.0 million were in nonperforming loans and $9.4 million were in other real estate owned at quarter end.  A total of $4.8 million was charged-off on these
   relationships in the fourth quarter of 2008 and an additional
   $1.7 million in specific reserves has been established on the remaining balance in nonperforming loans.
 * Approximately $8.6 million, or 13.7% of total nonperforming loans, were in various stages of bankruptcy at quarter end, which has limited the Company's ability to resolve those problem assets to date.
 * Approximately 62% of nonperforming loans were construction and development loans, and these loans represented approximately 12% of the Company's total portfolio of construction and development loans.
 * The Company reported total loans past due 30-89 days of
   $13.7 million, or 1.46% of total loans, a $7.7 million decrease during the quarter.  These loans are not included in nonperforming assets at quarter end.  Approximately 42% of the loans past due
   30-89 days were construction and development loans.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 10:00 AM Eastern on Wednesday, April 29, 2009. The conference call will be broadcast via the Internet using Windows Media Player. The webcast URL is http://www.talkpoint.com/viewer/starthere.asp?Pres=125988. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 800-860-2442 or (international) +1 412-858-4600.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-344-7529 or (International) +1 412-317-0088. The following replay passcodes will be required for playback access: 429811.

About PAB

The Company is a $1.35 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates through 18 branch offices and two loan production offices in 13 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, profitability, our capital position, our plans regarding our nonperforming assets, our expected expense savings, and the interest rate environment and economic conditions in general, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; (4) continued weakness in the real estate market has adversely affected us and may continue to adversely affect us; (5) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (7) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (8) adverse changes may continue to occur in the bond and equity markets; (9) our ability to raise capital to protect against further deterioration in our loan portfolio may be limited due to unfavorable conditions in the equity markets; (10) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (11) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (12) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (13) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2008. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES, INC.
 SELECTED                            Period Ended
 QUARTERLY      ------------------------------------------------------
 FINANCIAL DATA  03/31/09   12/31/08   09/30/08   06/30/08   03/31/08
 ---------------------------------------------------------------------
 (Dollars in thousands except per share and other data)
 Summary of Operations:

 Interest
  income        $   16,151 $   16,814 $   17,680 $   17,460 $   19,030
 Interest
  expense            8,959      9,476      8,460      8,598      9,685
 ---------------------------------------------------------------------
  Net interest
   income            7,192      7,338      9,220      8,862      9,345
 ---------------------------------------------------------------------
 Provision for
  loan losses        1,750      8,500      7,300      1,050      1,200
 Other income        2,106        107      1,081      1,572      1,643
 Other expense       8,126      8,053      7,510      7,191      7,829
 ---------------------------------------------------------------------
  Income before
   income tax
   expense            (578)    (9,108)    (4,509)     2,193      1,959
 Income tax
  expense             (283)    (3,297)    (1,649)       730        662
 ---------------------------------------------------------------------
  Net income    $     (295)$   (5,811)$   (2,860)$    1,463 $    1,297
 =====================================================================
 Net interest
  income on a
  tax-equivalent
  basis         $    7,316 $    7,470 $    9,397 $    9,043 $    9,522
 Per Share
  Ratios:
 Net income
  - basic **    $    (0.03)$    (0.62)$    (0.31)$     0.16 $     0.14
 Net income
  - diluted **       (0.03)     (0.60)     (0.32)      0.15       0.14
 Dividends
  declared
  for period            --         --         --      0.095      0.145
 Dividend
  payout ratio       0.00%      0.00%      0.00%     59.33%    102.39%
 Book value at
  end of
  period **     $     9.73 $     9.82 $     9.97 $    10.26 $    10.59
 Common Share
  Data:
 Outstanding at
  period end **  9,324,407  9,324,407  9,324,407  9,324,407  9,337,641
 Weighted
  average
  outstanding ** 9,324,407  9,324,407  9,324,407  9,328,241  9,364,691
 Diluted
  weighted
  average
  outstanding ** 9,324,407  9,324,407  9,325,783  9,376,186  9,423,606
 Selected
  Average
  Balances:
 Total assets   $1,358,168 $1,311,529 $1,238,010 $1,210,454 $1,194,717
 Earning assets  1,266,311  1,236,651  1,166,498  1,137,101  1,121,461
 Loans             947,030    974,151    973,017    943,391    930,049
 Deposits        1,122,115  1,083,862  1,010,201    984,114    967,426
 Stockholders'
  equity            91,631     93,086     96,160     98,757     99,557
 Selected Period
  End Balances:
 Total assets   $1,347,068 $1,350,103 $1,257,869 $1,222,368 $1,205,041
 Earning assets  1,256,085  1,259,495  1,186,292  1,144,718  1,129,869
 Loans             940,279    956,687    982,571    963,500    934,927
 Allowance for
  loan losses       20,403     19,374     20,240     14,303     13,875
 Goodwill            5,985      5,985      5,985      5,985      5,985
 Deposits        1,105,298  1,123,703  1,029,844    996,595    972,104
 Stockholders'
  equity            90,694     91,601     92,981     95,677     98,866
 Tier 1
  regulatory
  capital           91,751     91,962     97,715    100,492    100,010
 Performance
  Ratios:
 Return on
  average assets    -0.09%     -1.76%     -0.92%      0.49%      0.44%
 Return on
  average
  stockholders'
  equity            -1.30%    -24.84%    -11.83%      5.96%      5.24%
 Net interest
  margin             2.07%      2.07%      2.84%      2.81%      2.98%
 Efficiency
  ratio
  (excluding the
  following
  items):           85.24%     73.47%     68.84%     67.58%     70.87%
  Securities
   gains
   (losses)
   included in
   other income $       17 $       23 $        2 $       17 $      183
  Other gains
   (losses)
   included in
   other income       (127)      (820)      (434)       (42)       (66)
 Selected Asset
  Quality
  Factors:
 Nonaccrual
  loans         $   62,653 $   54,903 $   43,471 $   40,464 $   26,090
 Loans 90 days
  or more past
  due and still
  accruing              19        206          4        331         13
 Other impaired
  loans
  (troubled-debt
  restructurings)      311        311      9,808      9,808         --
 Other real
  estate and
  repossessions     31,489     25,269     11,972      8,792      7,237
 Asset Quality
  Ratios:
 Net charge-offs
  to average
  loans
  (annualized
  YTD)               0.31%      1.21%      0.31%      0.18%      0.10%
 Nonperforming
  loans to
  total loans        6.70%      5.79%      5.42%      5.25%      2.79%
 Nonperforming
  assets to
  total assets       7.01%      5.98%      5.19%      4.86%      2.77%
 Allowance for
  loan losses
  to total loans     2.17%      2.03%      2.06%      1.48%      1.48%
 Allowance for
  loan losses to
  nonperforming
  loans             32.39%     34.96%     37.99%     28.26%     53.15%
 Other Selected
  Ratios and
  Nonfinancial
  Data:
 Average loans
  to average
  earning assets    74.79%     78.77%     83.41%     82.96%     82.93%
 Average loans
  to average
  deposits          84.40%     89.88%     96.32%     95.86%     96.14%
 Average
  stockholders'
  equity to
  average assets     6.75%      7.10%      7.77%      8.16%      8.33%
 Full-time
  equivalent
  employees            287        299        314        320        321
 Bank branch
  offices               18         18         20         20         20
 Bank loan
  production
  offices                2          2          3          3          3
 Bank ATMs              26         26         26         26         25

 **Adjusted for 2% Stock Dividend Paid on July 15, 2008

 PAB BANKSHARES, INC.
 SELECTED                            Period Ended
 YEAR-TO-DATE   ------------------------------------------------------
 FINANCIAL DATA  03/31/09   12/31/08   09/30/08   06/30/08   03/31/08
 ---------------------------------------------------------------------
 (Dollars in
  thousands except
  per share and
  other data)
 Summary of
  Operations:
 Interest
  income        $   16,151 $   70,984 $   54,170 $   36,491 $   19,030
 Interest
  expense            8,959     36,218     26,742     18,283      9,685
 ---------------------------------------------------------------------
  Net interest
   income            7,192     34,766     27,428     18,208      9,345
 ---------------------------------------------------------------------
 Provision for
  loan losses        1,750     18,050      9,550      2,250      1,200
 Other income        2,106      4,403      4,296      3,215      1,643
 Other expense       8,126     30,584     22,531     15,020      7,829
 ---------------------------------------------------------------------
  Income before
   income tax
   expense            (578)    (9,465)      (357)     4,153      1,959
 Income tax
  expense             (283)    (3,554)      (257)     1,392        662
 ---------------------------------------------------------------------
   Net income   $     (295)$   (5,911)$     (100)$    2,761 $    1,297
 =====================================================================
 Net interest
  income on a
  tax-equivalent
  basis         $    7,316 $   35,432 $   27,962 $   18,565 $    9,522
 Per Share
  Ratios:
 Net income
  - basic **    $    (0.03)$    (0.63)$    (0.01)$     0.30 $     0.14
 Net income
  - diluted **       (0.03)     (0.63)     (0.01)      0.29       0.14
 Dividends
  declared for
  the period            --      0.240      0.240      0.240      0.145
 Dividend payout
  ratio              0.00%    -37.16%  -2213.13%     79.57%    102.39%
 Common
  Share Data:
 Weighted
  average
  outstanding ** 9,324,407  9,335,376  9,339,059  9,346,466  9,364,691
 Diluted
  weighted
  average
  outstanding ** 9,324,407  9,352,375  9,372,897  9,400,712  9,423,606
 Selected
  Average
  Balances:
 Total assets   $1,358,168 $1,238,875 $1,214,480 $1,202,585 $1,194,717
 Earning assets  1,266,311  1,165,625  1,141,777  1,129,281  1,121,461
 Loans             947,030    955,253    948,908    936,720    930,049
 Deposits        1,122,115  1,011,596    987,331    975,770    967,426
 Stockholders'
  equity            91,631     96,877     98,151     99,157     99,557
 Performance
  Ratios:
 Return on
  average assets    -0.09%      -0.48%     -0.01%      0.46%      0.44%
 Return on
  average
  stockholders'
  equity            -1.30%     -6.10%     -0.14%      5.60%      5.24%
 Net interest
  margin             2.07%      2.66%      2.87%      2.89%      2.98%
 Efficiency
  ratio
  (excluding the
  following
  items):           85.24%     70.01%     69.12%     69.26%     70.87%
  Securities
   gains
   (losses)
   included in
   other income $       17 $      225 $      202 $      200 $      183
  Other gains
   (losses)
   included in
   other income       (127)    (1,362)      (542)      (108)       (66)
 Other Selected
  Ratios:
 Average loans
  to average
  earning assets    74.79%     81.95%     83.11%     82.95%     82.93%
 Average loans
  to average
  deposits          84.40%     94.43%     96.11%     96.00%     96.14%
 Average
  stockholders'
  equity to
  average assets     6.75%      7.82%      8.08%      8.25%      8.33%

 **Adjusted for 2% Stock Dividend Paid on July 15, 2008

 PAB BANKSHARES, INC.
 LOAN AND
 DEPOSIT
 PORTFOLIO BY
 MARKET           South      North
 As of           Georgia    Georgia    Florida
 March 31, 2009   Market     Market     Market    Treasury     Total
                ------------------------------------------------------
                                (Dollars in Thousands)
 Loans
 Commercial and
  financial     $   32,108 $   48,402 $    2,007 $       17 $   82,534
 Agricultural
  (including
  loans secured
  by farmland)      33,826      4,510      6,335         --     44,671
 Real estate
  - construction    75,844    177,219     58,851      2,949    314,863
 Real estate
  - commercial      91,912    150,562     25,294      6,570    274,338
 Real estate
  - residential    135,321     42,399      9,361      4,307    191,388
 Installment
  loans to
  individuals
  and others        12,564      6,470        171     13,535     32,740
                ------------------------------------------------------
                   381,575    429,562    102,019     27,378    940,534
 Deferred loan
  fees and
  unearned
  interest, net        175       (173)      (208)       (49)      (255)
                ------------------------------------------------------
 Total loans       381,750    429,389    101,811     27,329    940,279
 Allowance for
  loan losses       (5,191)   (10,463)    (3,595)    (1,154)   (20,403)
                ------------------------------------------------------
 Net loans      $  376,559 $  418,926 $   98,216 $   26,175 $  919,876
                ======================================================
 Percentage
  of total           40.9%      45.5%      10.7%       2.9%     100.0%
                ======================================================

 Deposits
 Noninterest
  -bearing
  demand        $   73,408 $   17,585 $    6,263 $   14,216 $  111,472
 Interest
  -bearing
  demand and
  savings          199,479     26,609     23,504        733    250,325
 Time less than
  $100,000         188,001     48,866     93,691        296    330,854
 Time greater
  than or equal
  to $100,000      126,799     28,491     43,270        208    198,768
 Retail placed
  in CDARs
  program           46,983      6,349         --        380     53,712
 Brokered               --         --         --    160,167    160,167
                ------------------------------------------------------
 Total deposits $  634,670 $  127,900 $  166,728 $  176,000 $1,105,298
                ======================================================
 Percentage
  of total           57.4%      11.6%      15.1%      15.9%     100.0%
                ======================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      03/31/09  12/31/08  09/30/08  06/30/08  03/31/08
                      ------------------------------------------------
                                    (Dollars In Thousands)
 Commercial and
  financial           $ 82,534  $ 87,530  $ 91,401  $ 82,087  $ 83,343
 Agricultural
  (including loans
  secured by farmland)  44,671    48,647    49,227    46,891    42,573
 Real estate
  - construction       314,863   315,786   332,901   344,393   363,392
 Real estate
  - commercial         274,338   276,645   281,781   275,962   241,165
 Real estate
  - residential        191,388   196,306   195,439   181,169   179,091
 Installment loans to
  individuals and
  other loans           32,740    32,084    32,075    33,237    25,704
                      --------  --------  --------  --------  --------
                       940,534   956,998   982,824   963,739   935,268
 Deferred loan fees
  and unearned
  interest, net           (255)     (310)     (253)     (239)     (341)
                      --------  --------  --------  --------  --------
 Total loans           940,279   956,688   982,571   963,500   934,927
 Allowance for
  loan losses          (20,403)  (19,374)  (20,240)  (14,303)  (13,875)
                      --------  --------  --------  --------  --------
 Net loans            $919,876  $937,314  $962,331  $949,197  $921,052
                      ========  ========  ========  ========  ========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      03/31/09  12/31/08  09/30/08  06/30/08  03/31/08
                      ------------------------------------------------
 Commercial and
  financial              8.78%     9.15%     9.30%     8.52%     8.91%
 Agricultural
  (including loans
  secured by farmland)   4.75%     5.08%     5.01%     4.87%     4.55%
 Real estate
  - construction        33.49%    33.01%    33.88%    35.74%    38.87%
 Real estate
  - commercial          29.18%    28.92%    28.68%    28.64%    25.80%
 Real estate
  - residential         20.35%    20.52%    19.89%    18.80%    19.16%
 Installment loans to
  individuals and
  other loans            3.48%     3.35%     3.27%     3.45%     2.75%
                      --------  --------  --------  --------  --------
                       100.03%   100.03%   100.03%   100.02%   100.04%
 Deferred loan fees
  and unearned
  interest, net         -0.03%    -0.03%    -0.03%    -0.02%    -0.04%
                      --------  --------  --------  --------  --------
 Total loans           100.00%   100.00%   100.00%   100.00%   100.00%
 Allowance for
  loan losses           -2.17%    -2.03%    -2.06%    -1.48%    -1.48%
                      --------  --------  --------  --------  --------
 Net loans              97.83%    97.97%    97.94%    98.52%    98.52%
                      ========  ========  ========  ========  ========

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                     Period Ended
                ------------------------------------------------------
                 03/31/09   12/31/08   09/30/08   06/30/08   03/31/08
                ------------------------------------------------------
                                (Dollars In Thousands)
 Noninterest
  -bearing
  demand        $  111,472 $   91,114 $  101,417 $  102,909 $   97,029
 Interest
  -bearing
  demand and
  savings          250,325    252,122    262,723    336,359    331,184
 Time less
  than $100,000    330,854    328,329    323,377    292,981    298,799
 Time greater
  than or equal
  to $100,000      198,768    198,845    182,491    175,914    179,316
 Retail placed
  in CDARs
  program           53,712     46,690     18,343         --         --
 Brokered          160,167    206,603    141,493     88,432     65,776
                ---------- ---------- ---------- ---------- ----------
 Total deposits $1,105,298 $1,123,703 $1,029,844 $  996,595 $  972,104
                ========== ========== ========== ========== ==========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                     Period Ended
                ------------------------------------------------------
                 03/31/09   12/31/08   09/30/08   06/30/08   03/31/08
                ------------------------------------------------------
 Noninterest
  -bearing
  demand            10.09%      8.11%      9.85%     10.33%      9.98%
 Interest
  -bearing
  demand and
  savings           22.65%     22.44%     25.51%     33.75%     34.07%
 Time less than
  $100,000          29.93%     29.22%     31.40%     29.40%     30.74%
 Time greater
  than or equal
  to $100,000       17.98%     17.69%     17.72%     17.65%     18.44%
 Retail placed
  in CDARs
  program            4.86%      4.15%      1.78%         --         --
 Brokered           14.49%     18.39%     13.74%      8.87%      6.77%
                ---------- ---------- ---------- ---------- ----------
 Total deposits    100.00%    100.00%    100.00%    100.00%    100.00%
                ========== ========== ========== ========== ==========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months ended
 March 31, 2009 and 2008. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 34% Federal tax rate in 2009 and a
 35% Federal tax rate in 2008. Loan average balances include loans on nonaccrual status.

 For the Three Months
 Ended March 31,             2009                        2008
 ---------------------------------------------------------------------
                           Interest   Avg.             Interest   Avg.
                 Average    Income/  Yield/  Average    Income/  Yield/
                 Balance    Expense   Rate   Balance    Expense   Rate
 ---------------------------------------------------------------------
                         (Dollars In Thousands)

 Interest
  -earning
  assets:
 Loans          $  947,030  $13,949  5.97%  $  930,049  $16,657  7.20%
 Investment
  securities:
 Taxable           149,823    1,890  5.12%     151,172    1,993  5.30%
 Nontaxable         23,358      354  6.15%      33,143      504  6.12%
 Other
  short-term
  investments      146,099       81  0.22%       7,097       53  3.01%
                ------------------------------------------------------
 Total interest
  -earning
  assets        $1,266,310  $16,274  5.21%  $1,121,461  $19,207  6.89%
                ------------------------------------------------------

 Interest
  -bearing
  liabilities:
 Demand
  deposits      $  214,468    $ 291  0.55%  $  305,907  $ 1,927  2.53%
 Savings
  deposits          34,200       21  0.25%      35,342       76  0.86%
 Time deposits     769,994    7,349  3.87%     533,563    6,415  4.84%
 FHLB advances     108,705    1,077  4.02%      92,454      930  4.05%
 Notes payable      21,199      183  3.50%      10,310      168  6.57%
 Other
  short-term
  borrowings         8,931       37  1.69%      18,418      169  3.69%
                ------------------------------------------------------
 Total interest
  -bearing
  liabilities   $1,157,497  $ 8,958  3.14%  $  995,994  $ 9,685  3.91%
                ------------------------------------------------------

 Interest
  rate spread                        2.07%                       2.98%
                                     =====                       =====

 Net interest
  income                    $ 7,316                     $ 9,522
                            =======                     =======

 Net interest
  margin                             2.34%                       3.41%
                                     =====                       =====

 PAB BANKSHARES, INC.
 RECONCILIATION OF NON-GAAP MEASURE

 The reconciliation of total noninterest expense to noninterest expense, as adjusted to exclude certain one-time charges and other items follows:

                                                   Quarter Ended
                                             -------------------------
                                            03/31/09 12/31/08 03/31/08
                                             -------------------------
                                               (Dollars In Thousands)
 Total noninterest expense                   $ 8,126  $ 8,053  $ 7,829
 Non-recurring severance accrual                (730)      --       --
 Carrying charges related to
   nonperforming assets                         (841)    (711)     (96)
 Deposit insurance premiums                     (216)    (200)     (28)
                                             -------  -------  -------
 Noninterest expense, as adjusted            $ 6,339  $ 7,142  $ 7,705
                                             =======  =======  =======

CONTACT: PAB Bankshares, Inc.
         Nicole S. Stokes, Senior Vice-President
          & Chief Financial Officer
         (229) 241-2775, ext. 1718
         nicoles@parkavebank.com